UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 1, 2013 (September 27, 2013)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 27, 2013, Good Times Restaurants Inc. (the “Company”) amended its financial advisory services agreement (the “Agreement”) with Heathcote Capital LLC (“Heathcote”) dated April 11, 2012, as amended November 5, 2012 and March 25, 2013 and which was previously filed on Form 8-K dated April 11, 2012.  This amendment engages Heathcote to serve as interim Chief Financial Officer.  The services to be provided by Heathcote may involve capital markets consulting and investor relations activities focused on the exercise of the outstanding B Warrants and trading volume in the Company’s stock as well as other corporate finance projects to be determined in consultation with the CEO of the Company.

Gary J. Heller, a member of the Company’s Board of Directors, is the principal of Heathcote.  Accordingly, the Agreement constitutes a related party transaction and was reviewed and approved by the Audit Committee of the Company’s Board of Directors.  Mr. Heller will continue to serve on the Company’s Board of Directors.

Mr. Heller has extensive experience as an investment banker, including having served as a Managing Director of FTI Capital Advisors, LLC (2002-2006) and a Director of Andersen Corporate Finance LLC (1999-2002).  Mr. Heller holds a BA in Economics from the University of Pennsylvania and an MBA in Finance from New York University.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amended Financial Advisory Services Agreement between the Company and Heathcote Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: October 1, 2013	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

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